UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2021

CTO REALTY GROWTH, INC.

(Exact Name of Registrant as Specified in Charter)

Commission File Number: 001-11350

Maryland	59-0483700
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1140 N. Williamson Blvd., Suite 140, Daytona Beach, Florida 32114

(Address of principal executive offices, including zip code)

(386) 274-2202

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.01 par value per share	CTO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 16, 2019, CTO Realty Growth, Inc. (“CTO” or the “Company”) sold to a third party a controlling interest in Crisp39 SPV LLC (the “Land Venture”), the Company’s wholly-owned entity that, at that time, held the Company’s approximately 5,300 acres of undeveloped land in Daytona Beach, Florida. On June 23, 2021, certain subsidiaries of the Land Venture entered into a Purchase and Sale Agreement (the “PSA”) with Timberline Acquisition Partners, LLC an affiliate of Timberline Real Estate Partners (“Timberline”), for the sale of substantially all of the Land Venture’s remaining 1,600 acres of land, including any land that was previously under contract, for $67.0 million (the “Land Venture Sale”). Proceeds to CTO after distributions to the other member of the Land Venture and before taxes are estimated to be approximately $25.6 million. Closing is anticipated to occur prior to year-end and is subject to completion of customary due diligence and closing conditions. CTO does not have any material relationship with Timberline or its subsidiaries, other than through the PSA.

Certain closing conditions must be met before or at the closing and are not currently satisfied. Accordingly, as of the date of this Current Report on Form 8-K and until the closing of the Land Venture Sale, there can be no assurance that the Land Venture Sale will be completed.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 23, 2021, the Company completed the acquisition of a mixed-use center in the Dallas-Fort Worth, Texas Metropolitan Area (the “Property” or “The Shops at Legacy”) from an affiliate of an investment management company (the “Seller”) for a purchase price of $72.5 million. There is no material relationship between the Company or any director or officer of the Company, or any associate of any director or officer of the Company, and the Seller, other than with respect of the Company’s acquisition of the Property. The acquisition was funded using (a) available cash, (b) 1031 like-kind exchange proceeds generated from certain of the Company’s previously completed property dispositions, (c) proceeds from the Company’s partial exercise of its accordion option on its existing term loan, and (d) the Company’s revolving credit facility, and was structured as a reverse like-kind exchange in order to account for possible future dispositions of income properties by the Company.

This Current Report on Form 8-K includes the historical audited financial statements of The Shops at Legacy and the pro forma consolidated financial information required by Items 9.01(a) and 9.01(b) of Form 8-K.

The pro forma financial information included in this Current Report on Form 8-K has been presented for informational purposes only, as required by Form 8-K. It does not purport to represent the actual results of operations that the Company and The Shops at Legacy would have achieved had the Company held the assets of The Shops at Legacy during the periods presented in the pro forma financial information and is not intended to project the future results of operations that the Company may achieve after the acquisition.

Item 7.01. Regulation FD Disclosure.

On June 24, 2021, the Company issued a press release announcing the completion of the acquisition of The Shops at Legacy.  A copy of the press release is attached hereto as Exhibit 99.3.  The information contained in Item 7.01 of this Current Report, including Exhibit 99.3, is being furnished and shall not be deemed “filed” for any purposes, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, unless it is specifically incorporated by reference therein.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The financial statements that are required to be filed pursuant to this item are being filed as Exhibits 99.1 and 99.2 to this Form 8-K.

(b) Pro Forma Financial Information

The pro forma financial information that is required to be filed pursuant to this item is being filed as Exhibit 99.1.

(c) Exhibits

99.1 Pro Forma Financial Information

●	Summary of Unaudited Pro Forma Consolidated Financial Statements
●	Unaudited Pro Forma Consolidated Balance Sheet of CTO Realty Growth, Inc. as of March 31, 2021
●	Unaudited Pro Forma Consolidated Statements of Operations of CTO Realty Growth, Inc. for the Three Months Ended March 31, 2021 and the Year Ended December 31, 2020
●	Notes to Unaudited Pro Forma Consolidated Financial Statements

99.2 Audited Financial Statements

●	Summary of Revenues and Direct Costs of Revenues of The Shops at Legacy for the three months ended March 31, 2021 (Unaudited) and the year ended December 31, 2020 (Audited)

99.3 Press Release

●	Press Release dated June 24, 2021 Regarding Entry Into the Contract to Sell the Remaining Daytona Beach Land within the Land Venture

99.4 Press Release

●	Press Release dated June 24, 2021 Regarding the Acquisition of The Shops at Legacy for $72.5 million

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2021

CTO Realty Growth, Inc.

By:	/s/ Matthew M. Partridge
Senior Vice President, Chief Financial Officer and Treasurer
(Principal Financial Officer)